EXHIBIT 24

Myers Industries, Inc.
Limited Power of Attorney
Registration Statement on Form S-3

The undersigned directors and officers of Myers Industries, Inc. (the “Company”) hereby constitute and appoint Gregory J. Stodnick, and/or Kevin C. O’Neil, and each of them, with full power of substitution and re-substitution, as attorneys or attorney of the undersigned, to execute and file under the Securities Act of 1933 a Registration Statement on Form S-3 to register certain shares of the Company’s Common Stock, and any and all amendments, including post-effective amendments, and exhibits to the foregoing Registration Statement, and any and all applications or other documents to be filed with the Securities and Exchange Commission, the New York Stock Exchange and any state securities agencies pertaining to such Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said directors and officers, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

     Effective the 17th day of August, 2004, unless otherwise indicated below.

/s/ Stephen E. Myers	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gregory J. Stodnick	Vice President-Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Keith A. Brown	Director

/s/ Karl S. Hay	Director

/s/ Richard P. Johnston	Director

/s/ Michael W. Kane	Director

/s/ Edward W. Kissel	Director

/s/ Richard L. Osborne	Director

/s/ Jon H. Outcalt	Director

Vice Chairman, Secretary and Director